UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 30, 2025

Sprout Social, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39156	27-2404165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 South Dearborn St., Suite 700			60603
Chicago	,	Illinois
(Address of Principal Executive Offices)			(Zip Code)

(866) 878-3231
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement and Put and Call Agreement

On July 30, 2025, Sprout Social, Inc. (the “Company”) and Sprout Social Limited, an Irish incorporated subsidiary of the Company entered into (i) a Share Purchase Agreement (the “Purchase Agreement”) with the shareholders of NewsWhip Group Holdings Limited, a company incorporated in Ireland (“NewsWhip”), named therein (the “Sellers”) and (ii) a Put and Call Option Agreement with the Sellers (the “Put and Call Agreement”) pursuant to which the Company purchased all of the outstanding voting shares of NewsWhip. Consideration for the NewsWhip acquisition consisted of an upfront cash payment of $55.0 million, subject to adjustment for cash, indebtedness and working capital, and up to $10.0 million of contingent consideration payable in two installments based on NewsWhip’s achievement of certain financial performance metrics through June 30, 2027. The acquisition closed on July 30, 2025. The Company funded the purchase price for the acquisition with cash on hand and borrowings under its revolving credit facility. NewsWhip, based in Dublin, Ireland, is an AI-powered media intelligence platform.

The Purchase Agreement contains customary representations, warranties and covenants by the parties that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement and related disclosure schedules, as well as indemnification obligations of the Sellers for certain specified matters. The Sellers’ representations and warranties are insured pursuant to buyer-side representation and warranty insurance policy, subject to standard exceptions and limitations, obtained by the Company in connection with the acquisition.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary has been included to provide investors with information regarding the terms of the Purchase Agreement, does not purport to be complete and is subject to, and is qualified in its entirety by, the full text, terms and conditions of the Purchase Agreement. It is not intended to provide any other factual information about the Company or NewsWhip or to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Purchase Agreement includes representations, warranties and covenants of the parties thereto made solely for purposes of the Purchase Agreement and which may be subject to important qualifications and limitations agreed to by the parties thereto in connection with the negotiated terms of the transaction and the Purchase Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the parties thereto rather than establishing matters as facts.

The foregoing descriptions of the Purchase Agreement and the Put and Call Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Put and Call Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1#*	Share Purchase Agreement, dated July 30, 2025, by and among Spout Social, Inc. and the shareholders of NewsWhip Group Holdings Limited named therein.
10.2#*	Put and Call Option Agreement, dated July 30, 2025, by and among Spout Social, Inc. and the shareholders of NewsWhip Group Holdings Limited named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
* Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted as the registrant has determined that the omitted information is (i) not material and (ii) the type of information that the registrant customarily and actually treats as private or confidential.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUT SOCIAL, INC.

By:	/s/ Heidi Jonas
Name:	Heidi Jonas
Title:	General Counsel and Secretary
Date: July 30, 2025